Microsoft Word 10.0.5522;PHTRANS\403469\1          - 3 -

PHTRANS\403469\1

Exhibit 77 Q(1)(a)

         Goldman Sachs Trust

         Amendment No. 22 dated July 31, 2003 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated by reference as Exhibit
(a)(23) to Post-Effective Amendment No. 85, filed on December 12, 2003. The accession number is 0000950123-03-013727.

         Amendment No. 23 dated October 30, 2003 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated by reference as Exhibit (a)(24) to Post-Effective Amendment No. 85, filed on December 12, 2003. The accession number is 0000950123-03-013727.